Exhibit 99.1
                                                                    ------------


       Investor Contact:                    Press Contact:
       Centra Software                      Centra Software
       Steve Johnson/781-994-1044           Ellen Slaby/781-994-1068
       sjohnson@centra.com          eslaby@centra.com


                    Centra Reports 2003 First Quarter Results

            **Achieves Record First Quarter Revenue of $9.7 Million**
    **Sees Increase in Demand for Enterprise Applications Beyond eLearning**
                **Reaffirms Second Half 2003 Profitability Goal**



LEXINGTON, Mass. (April 30, 2003) - Centra Software, Inc. (NASDAQ: CTRA), a leading provider of application software and services for real-time enterprise collaboration (RTEC), today announced results for the first quarter ended March 31, 2003.

Revenues for the first quarter were $9.7 million, a record for first-quarter revenues and an increase of 29 percent over first-quarter 2002 revenues of $7.5 million and a 4 percent increase sequentially over fourth-quarter 2002 revenues of $9.3 million. Software license revenue in the first quarter of 2003, which represented 45 percent of total revenues in the quarter, was $4.4 million, a 14 percent increase over the first quarter of 2002. Software services revenue, which includes revenue from software delivered on an application service provider, or ASP, basis and from hosting services, was $1.8 million for the first quarter, a 59 percent increase over the same quarter last year. Professional services revenue, including maintenance and support, consulting and education, was $3.5 million in the first quarter or 36 percent of total revenues and a 38 percent increase over the first quarter of 2002.

Gross margin, calculated in accordance with generally accepted accounting principles (GAAP), improved by 650 basis points to 80.2 percent in the first quarter of 2003 compared to gross margin of 73.7 percent in the first quarter of 2002. On a pro forma basis, excluding costs of $175,000 related to the amortization of acquired developed technology, gross margin improved sequentially by 50 basis points to 82.0 percent from 81.5 percent in the previous quarter.

Net loss for the first quarter, calculated in accordance with GAAP, was $2.9 million, or $0.11 per share, compared with a net loss of $5.9 million, or $0.23 per share, for the first quarter last year. On a pro forma basis, excluding costs of $175,000 related to the amortization of acquired developed technology and the compensation charge of $107,000 for the issuance of stock options, net loss for the first quarter of 2003 was $2.6 million, or $0.10 per share, compared to, on a pro forma basis, excluding costs of $175,000 related to the amortization of acquired developed technology, compensation charge of $218,000 for the issuance of stock options and merger transaction costs of $1.2 million, a net loss of $4.3 million, or $0.17 per share reported in the first quarter of 2002.

On the balance sheet, Centra's cash, cash equivalents, and short-term investments totaled $37.0 million as of March 31, 2003, compared to $38.2 million at the end of the previous quarter. Days sales outstanding, or DSO, declined during the quarter by 15 days to 54 days. Deferred revenue, driven by an increased demand for our software services, increased during the first quarter of 2003 by $1.1 million to a record $11.3 million.

A table reconciling non-GAAP financial measures to the most directly comparable GAAP measure is included in the attachments to this press release.

"Our investments in product development and multi-channel distribution have enabled us to regain business momentum and capitalize on new opportunities in the broader enterprise collaboration market," said Chairman and Chief Executive Officer Leon Navickas. "In the first quarter of 2003, we saw real evidence of increased demand for Centra's solutions beyond collaborative eLearning. Customers such as Carlson, Best Software, and Nortel are using our solutions beyond their established eLearning initiatives to enhance their internal and customer-facing business processes such as sales, marketing, and services, with Centra. We anticipate that many more customers will do the same as we continue to address this broader market."

"Centra's financial results are a direct result of aggressive efforts to differentiate our offerings and lead the emerging application software market for real-time enterprise collaboration," continued Navickas. "While follow-on sales into our installed base remained strong, representing approximately 56 percent of first-quarter bookings, we were able to grow the universe of new Centra users significantly due to our expanded global ASP offerings and the continued diversification of our sales channels to include tele-selling activities and value-added resellers. The success of these efforts will create enduring competitive advantages and enable us to achieve our 2003 profitability goal."

FIRST QUARTER HIGHLIGHTS

o Centra continued a trend of strong customer acquisition, adding 80 new organizations and raising the total number of corporate accounts to 1,106. New customers include GreenPoint Mortgage, Practiceworks, Spherion and Zurich American Insurance. Centra closed additional license deals with its installed customer base including Cingular, Internal Revenue Service, Network Appliance and Aventis Pharmaceuticals.

o The Company continued to gain momentum and market share for its secure, subscription-based Web collaboration service (ASP), adding new customers such as Time Warner, The American Group and Blue Cross Blue Shield of New Jersey.

o Centra continues to win industry recognition including the coveted ASPire Award, honoring best practices in the software service provider industry. The Company also announced that it has been named a finalist for the eWeek Excellence Award, the American Business Award, and Codie Software Award programs.

o In their annual industry report, Eduventures, a leading independent research firm, exclusively focused on education and technology businesses, included Centra in their year-end assessment of companies that demonstrated market leadership in 2002 and companies that they expect will continue to drive industry success through 2003.

o In January, Centra initiated the search process for a new president and chief executive officer to lead Centra in the next phase of the company's growth and evolution.

FIRST QUARTER CONFERENCE CALL

In conjunction with this release, Centra will host a conference call on Thursday, May 01, 2003 at 10:00 a.m. EST. The call will be simultaneously Webcast over the Internet. To access the Webcast, go to the Company's Web site at www.centra.com/investorrelations.
   --------------------------------

ABOUT CENTRA
Centra offers enterprise applications software that enables organizations to shift their group-oriented business activities to the Internet or their internal network. Leading with an undisputed track record of helping more than 1,100 global corporations, government agencies, and universities increase revenue and improve overall business performance, Centra offers a family of integrated real-time enterprise collaboration (RTEC) application software solutions and services to over 3.2 million licensed users. Customers drive greater productivity and lower their costs using Centra's solutions for collaborative eLearning, online sales and marketing, Web-based service and support, and other interactive, people-centric internal and customer-facing work. The applications can be deployed as on-premise software or through our ASP service, are available in 13 languages, and are supported by an active ecosystem of value-added partners, including Microsoft, Oracle, Siebel, Deloitte Consulting, EDS, and Cisco. Today, organizations across every function, industry, and market sector choose Centra, including Cadbury Schweppes, McKesson, Sysco, Viacom, and Stanford University. Headquartered in Boston, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.
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

SAFE HARBOR STATEMENT
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements concerning the Company's ability to maintain a leadership position in collaborative eLearning, its ability to successfully address the broader real-time communication and collaboration arena, demand for the Company's software services and management's expectations regarding future results of operations. These statements involve risk and uncertainties that affect the matters herein, and may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, the Company's dependence on its senior management team and its ability to identify and recruit senior management personnel with sufficient qualifications and capabilities to replace its current president and its current chief executive officer, the results of future research, uncertainty of product demand and market acceptance for the Company's CentraOne(TM) collaboration platform and its other current and future products, the effect of economic conditions, the impact of competitive products and pricing, the Company's ability to manage and integrate the operation of the business of MindLever.com, Inc., acquired on April 30, 2001, and/or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its operating plans as anticipated or achieve projected revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to the Company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002, which are available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Centra is a registered trademark, and CentraOne is a trademark of Centra
     Software, Inc. All other trademarks referenced herein are the property of their respective owners.

                               (Tables to Follow)

                              CENTRA SOFTWARE, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Amounts in thousands)
                                   (Unaudited)

                                                                 December 31,       March 31,
                                                                     2002             2003
Assets
Current assets
         Cash, cash equivalents and short-term investments          $38,244          $36,964
         Restricted cash                                                100              100
         Accounts receivable, net                                     7,114            5,788
         Prepaid expenses and other current assets                    1,576            1,936

              Total current assets                                   47,034           44,788

Property and equipment, net                                           2,923            2,513

Restricted cash                                                         433              432
Other assets                                                            101              135
Goodwill and other intangible assets, net                               933              758

              Total assets                                          $51,424          $48,626


Liabilities and stockholders' equity
Current liabilities
         Current maturities of long-term debt                       $ 2,001          $ 2,001
         Accounts payable                                               846              625
         Accrued expenses                                             5,805            5,437
         Deferred revenue                                            10,255           11,332

              Total current liabilities                              18,907           19,395

Long-term debt, net of current maturities                             2,027            1,526

Total stockholders' equity                                           30,490           27,705


Total liabilities and stockholders' equity                          $51,424          $48,626

                              CENTRA SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               For the Three Months Ended March 31, 2002 and 2003
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                   Three Months       Three Months
                                                                  ended March 31,    ended March 31,
                                                                        2002               2003
Revenues
      License                                                        $  3,833           $  4,365
      Software services                                                 1,159              1,843
      Professional services and maintenance                             2,518              3,475
           Total revenues                                               7,510              9,683

Cost of revenues
      License                                                              89                140
      Amortization of acquired developed technology (1)                   175                175
      Software services                                                   592                572
      Professional services and maintenance                             1,120              1,031
           Total cost of revenues                                       1,976              1,918

           Gross profit                                                 5,534              7,765

Operating expenses
      Sales and marketing                                               5,147              5,396
      Product development                                               3,123              2,938
      General and administrative                                        1,884              2,325
      Compensation charge for issuance of stock options (1)               218                107
      Merger transaction costs (1)                                      1,187               --
           Total operating expenses                                    11,559             10,766

           Operating loss                                              (6,025)            (3,001)

Other income, net                                                         169                 82

      Net loss                                                       $ (5,856)          $ (2,919)

Basic and diluted net loss per share                                 $  (0.23)          $  (0.11)

Weighted average shares outstanding
      Basic and diluted                                                25,174             26,075

Pro forma net loss (1), (2)                                          $ (4,276)          $ (2,637)

Pro forma net loss per share                                         $  (0.17)          $  (0.10)

Pro forma basic and diluted weighted average common
  shares outstanding                                                   25,174             26,075

(1) The pro forma net loss excludes amortization of acquired developed technology, compensation charge for issuance of stock options and merger transaction costs for the amounts as reported above.

(2) Reconciliation between net loss and pro forma net loss attached.

                              CENTRA SOFTWARE, INC.
                       RECONCILIATION OF PRO FORMA RESULTS

   To arrive at the pro forma figures set forth in Centra's Report of 2003 First Quarter Results and Consolidated Statements of Operations, Centra excluded certain non-cash items, non-recurring expenses and non-operating expenses, as described below. Mana

                                                               Three Months       Three Months       Three Months
                                                              ended March 31,    ended March 31,   ended December 31,
                                                                   2002               2003              2002
                                                                    (Amounts in thousands, except percents)
                                                                                  (Unaudited)
Gross profit                                                     $ 5,534            $ 7,765            $ 7,392
Gross margin percentage                                             73.7%              80.2%              79.6%

Add back:
      Amortization of acquired developed technology                  175                175                175
                                                                 -------            -------            -------

Pro forma Gross profit                                           $ 5,709            $ 7,940            $ 7,567
Pro forma Gross margin percentage                                   76.0%              82.0%              81.5%



Net loss                                                         $(5,856)           $(2,919)

Add back:
      Amortization of acquired developed technology                  175                175
      Compensation charge for issuance of stock options              218                107
      Merger transaction costs                                     1,187               --
                                                                 -------            -------
Total adjustments                                                  1,580                282

Pro forma net loss                                               $(4,276)           $(2,637)